Ramco-Gershenson Properties Trust
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
(248) 350-9900
FAX: (248) 350-9925
NYSE: RPT

Contact:	Dennis Gershenson, President & CEO	FOR IMMEDIATE RELEASE
or Richard Smith, CFO
PHONE:	(248) 350-9900
FAX:	(248) 350-9925

RAMCO-GERSHENSON ANNOUNCES
2006 YEAR END TAX REPORTING INFORMATION

FARMINGTON HILLS, Mich., January 10, 2007- Ramco-Gershenson Properties Trust (NYSE:RPT) announced today that 2006 distributions on the Company’s common shares of beneficial interest represent 40.2722% ordinary income, 8.9383% qualified dividend income, and 50.7895% capital gain income. The distributions on the common shares for 2006 were based upon a quarterly rate of $0.4475 per share and an annual dividend distribution of $1.79 per share.

Ramco-Gershenson also announced that 2006 distributions on the Company’s 9.5% Series B Cumulative Redeemable Preferred Shares of beneficial interest (NYSE:RPTPRB) represent 40.2722% ordinary income, 8.9383% qualified dividend income and 50.7895% capital gain income. The distributions on the Series B Preferred shares for 2006 were based upon quarterly distributions of $0.5938 per share.

Further, that 2006 distributions on the Company’s 7.95% Series C Cumulative Convertible Preferred Shares of beneficial interest (NYSE:RPTPRC) represent 40.2722% ordinary income and 8.9383% qualified dividend income and 50.7895% capital gain income. The distributions on the Series C Convertible shares for 2006 were based upon a dividend of $0.5664375 per Series C cumulative convertible preferred share.

Ramco-Gershenson Properties Trust, headquartered in Farmington Hills, Michigan, is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT), which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally. Ramco-Gershenson owns interests in 81 shopping centers totaling approximately 18.3 million square feet of gross leasable area in Michigan, Florida, Georgia, Ohio, Wisconsin, Tennessee, Indiana, New Jersey, Virginia, South Carolina, North Carolina, and Maryland.

For further information on Ramco-Gershenson Properties Trust visit the Company’s
Web site at www.rgpt.com

REPORTING INFORMATION (FORM 1099) - DISTRIBUTIONS

The income tax treatment for 2006 distributions for Ramco-Gershenson Properties Trust common shares of beneficial interest, CUSIP No. 751452202*, traded on the New York Stock Exchange under ticker symbol RPT, is as follows:

*Also applies to CUSIP #751452103, for shares of beneficial interest that have not been exchanged for common shares of beneficial interest in the Maryland Trust pursuant to a change of venue merger which changed the Trust’s state of organization from Massachusetts to Maryland.

			Gross	Taxable	Qualified	Long Term
Declaration	Record	Payable	Distribution	Ordinary	Dividend	Capital	Unrecaptured
Date	Date	Date	Per Share	Dividend	Income	Gain	1250 Gain

3/1/2006	3/20/2006	4/3/2006	$0.447500	$0.180218	$0.039999	$0.136722	$0.090561
6/14/2006	6/20/2006	7/3/2006	$0.447500	$0.180218	$0.039999	$0.136722	$0.090561
9/6/2006	9/20/2006	10/2/2006	$0.447500	$0.180218	$0.039999	$0.136722	$0.090561
12/6/2006	12/20/2006	1/02/07	$0.447500	$0.180218	$0.039999	$0.136722	$0.090561
		Total	$1.790000	$0.720872	$0.159996	$0.546888	$0.362244

The income tax treatment for 2006 distributions for Ramco-Gershenson Properties Trust 9.5% Series B Cumulative Redeemable Preferred shares, CUSIP No.751452400, traded on the New York Stock Exchange under ticker symbol RPTPRB, is as follows:

			Gross	Taxable	Qualified	Long Term
Declaration	Record	Payable	Distribution	Ordinary	Dividend	Capital	Unrecaptured
Date	Date	Date	Per Share	Dividend	Income	Gain	1250 Gain

3/1/2006	3/20/2006	4/3/2006	$0.5938	$0.239136	$0.053076	$0.181420	$0.120168
6/14/2006	6/20/2006	7/3/2006	$0.5938	$0.239136	$0.053076	$0.181420	$0.120168
9/6/2006	9/20/2006	10/2/2006	$0.5938	$0.239136	$0.053076	$0.181420	$0.120168
12/6/2006	12/20/2006	1/02/07	$0.5938	$0.239136	$0.053076	$0.181420	$0.120168
		Total	$2.3752	$0.956544	$0.212304	$0.725680	$0.480672

The income tax treatment for 2006 distributions for Ramco-Gershenson Properties Trust 7.95% Series C Cumulative Redeemable Preferred shares, CUSIP No.751452509, traded on the New York Stock Exchange under ticker symbol RPTPRC, is as follows:

			Gross	Taxable	Qualified	Long Term
Declaration	Record	Payable	Distribution	Ordinary	Dividend	Capital	Unrecaptured
Date	Date	Date	Per Share	Dividend	Income	Gain	1250 Gain

3/1/2006	3/20/2006	4/3/2006	$0.566438	$0.228117	$0.050631	$0.173060	$0.114630
6/14/2006	6/20/2006	7/3/2006	$0.566438	$0.228117	$0.050631	$0.173060	$0.114630
9/6/2006	9/20/2006	10/2/2006	$0.566438	$0.228117	$0.050631	$0.173060	$0.114630
12/6/2006	12/20/2006	1/02/07	$0.566438	$0.228117	$0.050631	$0.173060	$0.114630
		Total	$2.265752	$0.912468	$0.202524	$0.692240	$0.458520

The Company did not incur any foreign taxes.

THIS INFORMATION REPRESENTS FINAL INCOME ALLOCATIONS.